                                                                    EXHIBIT (10)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (Registration Nos. 333-117376 and 811-05301) of our report dated April 29, 2005 relating to the consolidated financial statements of AIG Life Insurance Company, which appear in such Registration Statement. We also consent to the incorporation by reference in the Registration Statement of our report dated May 27, 2005, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the American International Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
August 11, 2005